Exhibit 99.1

STARENT NETWORKS, CORP. REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

TEWKSBURY, Mass. — July 23, 2009 — Starent Networks, Corp. (Nasdaq: STAR), a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services, today reported financial results for the second quarter ended June 30, 2009. Net revenues for the second quarter of 2009 were $78.3 million, compared to net revenues of $61.2 million for the second quarter of 2008. Net revenues for the six months ended June 30, 2009 were $151.5 million, compared to $117.4 million for the same period in 2008.

The company’s income before tax expense in the second quarter of 2009 was $24.4 million, an increase of 61% from the second quarter of 2008. Income before tax expense for the six months ended June 30, 2009 was $45.6 million, an increase of 81% from the same period in 2008.

The company’s tax rate was 37.7% for the second quarter of 2009, and 38.6% for the six months ended June 30, 2009, reflecting normal provisions for income taxes. This compares to a tax rate of 8.9% for the second quarter of 2008 and 7.1% for the six months ended June 30, 2008, which did not reflect normal tax provisions due to the company’s use of net operating loss carryforwards in determining the tax provision for those periods.

Net income for the second quarter of 2009 was $15.2 million, or $0.20 per diluted share, compared to net income of $13.8 million, or $0.19 per diluted share, for the second quarter of 2008. Second quarter 2009 results included $5.6 million of non-cash stock-based compensation expenses compared to similar expenses of $4.5 million in the second quarter of 2008. Net income for the six months ended June 30, 2009 was $28.0 million, or $0.37 per diluted share, compared to $23.4 million, or $0.32 per diluted share, for the same period in 2008. The results for the first six months of 2009 included $9.6 million of non-cash stock-based compensation expenses compared to similar expenses of $7.9 million in the same period of 2008.

Excluding the impact of stock-based compensation, non-GAAP net income for the second quarter of 2009 was $18.8 million, or $0.25 per diluted share, compared to non-GAAP net income for the second quarter of 2008 of $18.3 million, or $0.25 per diluted share. Non-GAAP net income for the six months ended June 30, 2009 was $34.9 million, or $0.46 per diluted share, compared to non-GAAP net income of $31.3 million, or $0.42 per diluted share, for the same period in 2008.

Operational Highlights

Highlights for the second quarter 2009 included:

•	Introduction of Starent’s new processing card, the Packet Services Card 2 (PSC2), and 10 Gigabit Ethernet (10GE) line card to increase the market leading performance of its ST40™ platform by up to 4X.

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•	Selection by Cox Communications, the third largest cable provider in the United States, as a multimedia core vendor for its wireless network.

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Selection of Starent Networks’ Security Gateway by KDDI for secure Wi-Fi access over its fixed broadband networks, allowing subscribers to benefit from seamless service experiences as they roam between un-secure Wi-Fi networks and secure EV-DO networks.

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Inclusion of Starent Networks’ Femtocell Gateway in the industry’s first interoperability demonstration of the new 3GPP luh standard, which is critical to successfully bringing femtocells to mass market.

Conference Call Information

Date: July 23, 2009

Time: 5:00 p.m. Eastern time

Toll-free North America: 888-679-8037

International dial-in number: 617-213-4849

Passcode: 36031653

Live webcast: Available at http://ir.starentnetworks.com

A telephone replay of the call will be available following the conference call through July 30, 2009. To access the replay, parties in the United States and Canada should call 888-286-8010 and parties outside of the United States and Canada should call 617-801-6888. The passcode for the replay is 96583811. An archived version of the webcast will be available until September 30, 2009 on the company’s website at http://ir.starentnetworks.com.

About Starent Networks

Starent Networks, Corp. is a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services to their subscribers. Starent Networks has created solutions that provide mobile operators with the functions and services needed for access, mobility management and call control in their networks. Through integrated intelligence and high performance capabilities, Starent Networks’ solutions also enhance subscriber management, billing and session policy enforcement. The company’s products are capable of supporting a wide range of mobile wireless networks, such as CDMA2000, UMTS/HSPA, LTE, WiFi, and WiMAX. Starent Networks’ products have been deployed by over 95 mobile operators in over 40 countries. Additional information about Starent Networks is available at www.starentnetworks.com.

Forward Looking Statements

Statements contained in this release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to: our position in the multimedia core network platform market; our expected financial and operating results; the amount and impact of stock-based compensation charges; our definition of “non-GAAP net income” and/or “non-GAAP net income per share”; our ability to build and expand deployments; the benefits of our products and services; and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such

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forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our reliance on a limited number of customers for a substantial portion of our revenue; the timing of product releases or upgrades by us or by our competitors; our reliance on a single product line focused on a single market; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to penetrate the GSM/UMTS market; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact our business are set forth in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which are filed with the SEC. In addition, the forward-looking statements included in this press release represent Starent Networks’ views as of the date of this press release. Starent Networks anticipates that subsequent events and developments will cause its views to change. While Starent Networks may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Starent Networks’ views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying table titled “Use of Non-GAAP Financial Information” as well as the related table that follows it.

A copy of this press release can be found on the investor relations page of Starent Networks’ website at http://ir.starentnetworks.com.

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Starent®, ST40, and the Starent Networks logo are either registered trademarks or trademarks of Starent Networks, Corp. in the United States and/or other countries.

Starent Networks, Corp.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2009	2008
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$389,913	$369,351
Accounts receivable	54,910	53,689
Inventories	50,446	48,734
Deferred tax assets, net	9,173	3,449
Prepaid expenses and other current assets	7,574	4,709

Total current assets	512,016	479,932
Property and equipment, net	36,258	29,632
Deferred tax assets, net	13,287	9,699
Other assets	8,975	8,011
Restricted cash	822	943

Total assets	$571,358	$528,217

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,361	$9,042
Accrued expenses and other current liabilities	20,131	23,359
Accrued income taxes	10,922	1,945
Current portion of deferred revenue	139,604	141,726

Total current liabilities	180,018	176,072

Deferred revenue, net of current portion	6,995	10,959
Other long-term liabilities	2,842	2,985

Stockholders’ equity:
Common stock	71	70
Additional paid-in capital	387,002	371,655
Accumulated deficit	(5,570)	(33,524)

Total stockholders’ equity	381,503	338,201

Total liabilities and stockholders’ equity	$571,358	$528,217

Starent Networks, Corp.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Revenues:
Product	$65,829	$52,160	$128,959	$101,047
Service	12,490	9,008	22,562	16,349

Total revenues	78,319	61,168	151,521	117,396

Cost of revenues:
Product	9,843	9,497	19,611	18,546
Service	6,006	3,806	10,552	7,716

Total cost of revenues	15,849	13,303	30,163	26,262

Gross profit	62,470	47,865	121,358	91,134

Operating expenses:
Research and development	16,549	12,500	30,586	24,843
Sales and marketing	16,864	16,173	33,332	35,024
General and administrative	6,691	5,931	13,377	11,087

Total operating expenses	40,104	34,604	77,295	70,954

Income from operations	22,366	13,261	44,063	20,180
Other income (expense), net	2,012	1,861	1,492	5,044

Income before income tax expense	24,378	15,122	45,555	25,224
Income tax expense	(9,202)	(1,346)	(17,601)	(1,795)

Net income	$15,176	$13,776	$27,954	$23,429

Net income per common share:
Basic	$0.21	$0.20	$0.40	$0.34
Diluted	$0.20	$0.19	$0.37	$0.32
Weighted-average shares outstanding used in computing net income per common share:
Basic	70,648	69,379	70,367	69,105
Diluted	75,841	74,407	75,214	74,372
Stock-based compensation included in the lines above:
Cost of revenues	$545	$381	$893	$694
Research and development	1,987	1,803	3,387	3,107
Sales and marketing	1,750	1,366	2,995	2,293
General and administrative	1,361	968	2,360	1,794

	$5,643	$4,518	$9,635	$7,888

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, Starent Networks uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude stock-based compensation expense and the related income tax effect. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Starent Networks’ underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these adjusted non-GAAP results are the primary indicators management uses as a basis for planning and forecasting future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or basic and diluted net income per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Starent Networks, Corp.

Reconciliation of GAAP to Non-GAAP Items

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Gross profit
Total revenues	$78,319	$61,168	$151,521	$117,396
Total cost of revenues	15,849	13,303	30,163	26,262

Gross profit	$62,470	$47,865	$121,358	$91,134

Adjustments to reconcile to Non-GAAP gross profit: Stock-based compensation	545	381	893	694

Non-GAAP gross profit	$63,015	$48,246	$122,251	$91,828

Operating expenses:
Research and development	$16,549	$12,500	$30,586	$24,843
Sales and marketing	16,864	16,173	33,332	35,024
General and administrative	6,691	5,931	13,377	11,087

Total operating expenses	$40,104	$34,604	$77,295	$70,954

Adjustments to reconcile to Non-GAAP operating expenses:
Stock-based compensation included in:
Research and development	$1,987	$1,803	$3,387	$3,107
Sales and marketing	1,750	1,366	2,995	2,293
General and administrative	1,361	968	2,360	1,794

Non-GAAP operating expenses:
Research and development	$14,562	$10,697	$27,199	$21,736
Sales and marketing	15,114	14,807	30,337	32,731
General and administrative	5,330	4,963	11,017	9,293

Non-GAAP operating expenses	$35,006	$30,467	$68,553	$63,760

Income from operations	$22,366	$13,261	$44,063	$20,180
Adjustments to reconcile to Non-GAAP income from operations:
Stock-based compensation	5,643	4,518	9,635	7,888

Non-GAAP income from operations	$28,009	$17,779	$53,698	$28,068

Income tax expense:
Income tax expense	$(9,202)	$(1,346)	$(17,601)	$(1,795)
Adjustments to reconcile to Non-GAAP income tax expense:
Income tax effect	(2,038)	—	(2,739)	—

Non-GAAP income tax expense	$(11,240)	$(1,346)	$(20,340)	$(1,795)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
GAAP net income	$15,176	$13,776	$27,954	$23,429
Adjustments to reconcile to Non-GAAP net income:
Stock-based compensation (1)	5,643	4,518	9,635	7,888
Income tax effect (2)	(2,038)	—	(2,739)	—

Non-GAAP net income	$18,781	$18,294	$34,850	$31,317

Non-GAAP net income per common share	$0.25	$0.25	$0.46	$0.42

Weighted-average shares used in computing net income per common share:
Diluted	75,841	74,407	75,214	74,372

(1)	Adjustment for stock-based compensation expense. Stock-based compensation expense is a non-cash expense accounted for in accordance with the fair value provisions of Statement of Financial Accounting Standards No. 123(R) (SFAS 123(R)). While stock-based compensation is a large component of our expense, we believe investors prefer to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.

(2)	Income tax effect of excluding stock-based compensation. There was no adjustment for the comparable period in 2008.

Contact:

Mark Donohue

Director, Investor Relations and Assistant Treasurer

Starent Networks, Corp.

http://ir@starentnetworks.com

978-863-3743